Exhibit 10.8

BB&T
Branch Banking & Trust Co.
505 S. Duke Street
Durham, NC 27701
(919) 887-7800

November 2, 2006

Mr. Don T. Seaquist
Vice President, Finance & Administration
Embrex, Inc.
1040 Swabia Road
Durham, NC 27703

Re:  Current Ratio covenant

Dear Mr. Seaquist:

With regard to the Current Ratio covenant (i.e., a ratio of total current assets to total current liabilities of not less than 2.0 to 1.0) as specified in the Loan Agreements dated April 7, 1999, (and al1 subsequent addendums) and August 6, 2003, each of which was executed by and between Branch Banking and Trust Company (''Bank") and Embrex, Inc. ("Borrower"), the Bank hereby waives the Current Ratio covenant requirement for the third quarter ending September 30, 2006.  Additionally, the Current Ratio covenant will be waived beginning October 1, 2006, until the last day of the current quarter (i.e., December 31, 2006).  On December 31, 2006, the Current Ratio covenant will then be enforceable per the terms and conditions of the aforementioned Loan Agreements.

Any questions regarding this matter may be directed to me at 919/687-7221.  Thank you.

Sincerely,

/s/ Earl W. Tye

Earl W. Tye
Senior Vice President
City Executive
Durham